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                                                                      EXHIBIT 21


                Exhibit 21: Subsidiaries of Williams-Sonoma, Inc.
                     As of Fiscal Year End January 30, 2000


Subsidiary Name                                            State/Date of Incorporation
---------------                                            ---------------------------
Williams-Sonoma Stores, Inc.                               California, October 11, 1984

Pottery Barn, Inc.                                         California, August 18, 1986

Hold Everything, Inc.                                      California, September 30, 1986

Chambers Catalog Company, Inc.                             California, February 1, 1995

Pottery Barn Kids, Inc.                                    California, June 23, 1998

Williams-Sonoma Stores LLC                                 Delaware, July 29, 1998

Williams-Sonoma Retail Services, Inc.                      California, January 25, 1999

Williams-Sonoma Direct, Inc.                               California, August 9, 1999